UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 28, 2017
Date of Report (Date of earliest event reported)
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PICO HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware (State or other Jurisdiction of Incorporation or Organization)	33-36383 (Commission File Number)	94-2723335 (IRS Employer Identification No.)

7979 Ivanhoe Avenue, Suite 300
La Jolla, California 92037
(Address of principal executive offices) (Zip code)

Registrant’s Telephone Number, Including Area Code: (888) 389-3222

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

(b)    On September 28, 2017, Andrew F. Cates notified PICO Holdings, Inc. (the “Company”) that he had resigned as a member of the Company’s Board of Directors (the “Board”) and as a member of all committees of the Board, effective immediately. Mr. Cates’ resignation was not in connection with a disagreement relating to the Company’s operations, policies or practices.

Executive Change in Control Bonus Plan

(e)    The Board and Compensation Committee of the Board (the “Compensation Committee”) of the Company believe the compensation of the Company’s executive officers should be aligned with the Company’s business objectives and shareholders’ interests. Specifically, the Company’s executive compensation program is aligned with the objective of returning capital to shareholders as assets are monetized by basing cash incentive awards under the Company’s existing Executive Bonus Plan (the “Existing Bonus Plan”) on the sale of assets followed by the return of the proceeds from those sales to shareholders. The Existing Bonus Plan contemplates only asset sale transactions and not a sale, merger or business combination of the Company itself. A copy of the Existing Bonus Plan was filed as exhibit 99.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 15, 2016.

In connection with the Board’s decision to explore strategic alternatives to further enhance shareholder value, on September 29, 2017, the Board, upon a recommendation from the Compensation Committee, adopted an Executive Change in Control Bonus Plan (the “CIC Bonus Plan”) so that a sale, merger or business combination of the Company itself would trigger potential cash incentive awards; however, no payments will be made under the CIC Bonus Plan unless a Plan Participant (as defined below) has a qualifying termination of employment on or within three years after the closing date of a qualifying change in control transaction, or “CIC Transaction” (as defined in the CIC Bonus Plan). The Board believes the CIC Bonus Plan will appropriately align management’s incentives and motivate the management team to pursue transactional opportunities that would provide the greatest benefit to shareholders as the Company begins its exploration of strategic alternatives.

The CIC Bonus Plan provides for the potential payment of bonuses to Maxim C.W. Webb, the Company’s President and Chief Executive Officer, and John T. Perri, the Company’s Chief Financial Officer and Secretary (Messrs. Webb and Perri, each a “Plan Participant”). The CIC Bonus Plan automatically terminates on December 31, 2018, unless the closing of a CIC Transaction has occurred prior to such date.

Pursuant to the terms of the CIC Bonus Plan, if a CIC Transaction occurs then a pool of funds available for the payment of bonuses for such CIC Transaction (the “CIC Bonus Pool”) will be determined by the Compensation Committee as of or immediately prior to the closing date of such CIC Transaction.

The CIC Bonus Pool is determined by first calculating the “Net CIC Transaction Amount,” which means the total purchase price for the Company’s securities in a CIC Transaction, minus: (a) all cash and cash equivalents of the Company as of the closing date of such CIC Transaction, other than any cash remaining as of the closing date of such CIC Transaction that is attributable to the sale or disposal of assets (other than the Company’s former ownership interest in UCP, Inc., or the securities of Century Communities, Inc. held by the Company) prior to such closing date but which had not yet been distributed (or committed to be distributed) to the Company’s shareholders; (b) the value of any securities of Century Communities, Inc. held by the Company as of the closing date of such CIC Transaction, as determined by the Compensation Committee in its reasonable good faith discretion; and (c) all selling costs (including bankers’ fees and commissions) incurred or paid by the Company in connection with such CIC Transaction.

The Net CIC Transaction Amount is then multiplied by 0.8%, which results in the actual CIC Bonus Pool. Two-thirds of the CIC Bonus Pool will be allocated to Mr. Webb and one-third of the CIC Bonus Pool will be allocated to Mr. Perri.

If a CIC Transaction occurs, then each Plan Participant who remains employed by the Company as of immediately prior to the closing date of such CIC Transaction will be eligible for the payment of a bonus equal to the amount of the CIC Bonus Pool allocated to such Plan Participant (a “CIC Bonus”) and any such CIC Bonus will be paid only if such Plan Participant’s employment with the Company is terminated on or within three years after the closing date of such CIC Transaction pursuant to any of the following:

(i)    a termination by the Company of the Plan Participant’s employment with the Company for any reason other than cause (as defined in the CIC Bonus Plan);

(ii)    the Plan Participant’s resignation for good reason (as defined in the CIC Bonus Plan);

(iii)    the Plan Participant’s termination of employment with the Company as a result of such Plan Participant’s death or disability; or

(iv)    the Plan Participant’s voluntary termination of employment with the Company following the date on which individuals who, immediately prior to the closing date of such CIC Transaction, are members of the Board cease for any reason to constitute at least a majority of the members of the Board.

The amount of such CIC Bonus paid to any Plan Participant will be offset and reduced by any other bonus paid to such Plan Participant after the closing date of such CIC Transaction, including under the Existing Bonus Plan to the extent attributable to assets of the Company already included in the calculation of the CIC Bonus Pool.

The foregoing description of the CIC Bonus Plan is qualified in its entirety by the terms set forth in the CIC Bonus Plan attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit Number	Description
99.1	PICO Holdings, Inc. Executive Change in Control Bonus Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2017

PICO HOLDINGS, INC.

By:	/s/ John T. Perri
Name:	John T. Perri
Title:	Chief Financial Officer